Exhibit 10.4

FORM OF STOCK OPTION AGREEMENT

FOR U.S. EMPLOYEES

EFFECTIVE APRIL 2010

THIS AGREEMENT, is made by and between First Data Holdings Inc., a Delaware corporation (hereinafter referred to as the "Company"), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary or Affiliate of the Company (hereinafter referred to as the "Optionee"). Any capitalized terms herein not otherwise defined in Article I shall have the meaning set forth in the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (the "Plan").

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Compensation Committee of the Board of the Company (or, if no such committee is appointed, the Board) (the "Committee") has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1. Base Price

"Base Price" shall mean $3.00.

Section 1.2. Cause

"Cause" shall have the meaning ascribed to it in any employment, severance or change in control agreement between the Optionee and the Company or any of its Affiliates, or, if there is no such agreement, "Cause" shall mean (a) the Optionee's continued failure substantially to perform the Optionee's duties with the Company or any Subsidiary or Affiliate thereof (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Optionee of such failure, (b) the Optionee's conviction of, or plea of nolo contendere to a crime constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (c) the Optionee's willful malfeasance or willful misconduct in connection with the Optionee's duties with the Company or any of its Subsidiaries or Affiliates or any willful misrepresentation, willful act or willful omission which is injurious to the financial condition or business reputation of the Company or its Affiliates or (d) the Optionee's material breach of the provisions of Section 23 of the Management Stockholder's Agreement. For purposes hereof, no act, or failure to act, by the Optionee will be deemed "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief the Optionee's act, or failure to act, was in the best interest of the Company, and under no circumstances will the failure to meet performance targets, after a good faith attempt to do so, in and of itself constitute Cause.

Section 1.3. Closing Date

"Closing Date" shall have the same meaning as that term is defined in the Merger Agreement.

Section 1.4. Time Option

"Time Option" shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of shares of Common Stock set forth on the signature page hereof opposite the term Time Option, having a per share exercise price equal to the Base Price.

Section 1.5. Disability

"Disability" shall have the meaning ascribed to it in any employment agreement between Optionee and the Company or any of its Subsidiaries, or, if there is no such employment agreement, "Disability" as defined in the long-term disability plan of the Company.

Section 1.6. Family Transferees

"Family Transferees" shall mean (i) an Optionee's spouse or children (collectively, "relatives") and (ii) a trust of which there are no beneficiaries other than such Optionee and the relatives of such Optionee.

Section 1.7. Fiscal Year

"Fiscal Year" shall mean each fiscal year of the Company through December 31, 2013.

Section 1.8. Good Reason

"Good Reason" shall have the meaning ascribed to it any employment agreement between the Optionee and the Company or any of its subsidiaries or Affiliates, or, if there is no such employment agreement, "Good Reason" shall mean (i) a reduction in the Optionee's base salary or the Optionee's annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all members of senior management of the Company and its subsidiaries equally); (ii) a relocation of Optionee's primary workplace by more than fifty (50) miles from the current workplace; or (iii) a substantial reduction in or demotion of Optionee's duties, responsibilities or title (other than a change in title that is the result of a broad restructuring of the Company's titling of officers), in each case other than any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within ten (10) business days after the Optionee gives the Company notice of such event; provided that "Good Reason" shall cease to exist for an event on the 60th day following the later of its occurrence or the Optionee's knowledge thereof, unless the Optionee has given the Company written notice thereof prior to such date.

Section 1.9. Liquidity Event

"Liquidity Event" shall mean, in one or a series of transactions, a merger, recapitalization or other sale by the Sponsor or its Affiliates (including through a Public Offering) of Common Stock or other voting securities of the Company that results in the Sponsor no longer owning 90% of the number of shares of Common Stock or other voting securities of the Company (or any resulting company after a merger) owned, directly or indirectly, by the Sponsor, determined by measuring such number of shares as of that point in time that the Sponsor held its largest number of shares of Common Stock or other voting securities of the Company (or such resulting company after a merger).

Section 1.10. Management Stockholder's Agreement

"Management Stockholder's Agreement" shall mean that certain Management Stockholder's Agreement between the Optionee and the Company.

Section 1.11. Measurement Date

"Measurement Date" shall mean any date upon which a Change in Control or a Liquidity Event occurs.

Section 1.12. Merger Agreement

"Merger Agreement" shall mean the Agreement and Plan of Merger by and among New Omaha Holdings L.P., Omaha Acquisition Corporation and First Data Corporation, dated April 1, 2007, as the same may be amended from time to time.

Section 1.13. Option

"Option" shall mean the aggregate of the Time Option and the Performance Option granted under Section 2.1 of this Agreement.

Section 1.14. Performance Option

"Performance Option" shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of shares of Common Stock set forth on the signature page hereof opposite the term Performance Option, having a per share exercise price equal to the Base Price.

Section 1.15. Secretary

"Secretary" shall mean the Secretary of the Company.

Section 1.16. Sponsor

"Sponsor" shall mean the investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P.

Section 1.17. Sponsor IRR

"Sponsor IRR" shall mean, on any given date, a pretax compounded annual internal rate of return, based on the passage of time from the Closing Date, of at least 25% realized, directly or indirectly, by the Sponsor after the Closing Date on any Shares held by the Sponsor, on a per Share, fully diluted basis, based on the amount invested by the Sponsor in the equity securities of the Company. For the avoidance of doubt, (a) any calculation of Sponsor IRR will for purposes of Section 3.1(d) be calculated solely with respect to Sponsor Shares actually sold or otherwise disposed of in the applicable transaction (but including cash dividends or other cash distributions paid on Sponsor Shares), and (b) Sponsor IRR will not be calculated taking into account the receipt by the Sponsor or any of its affiliates of any management, monitoring, transaction or other fees payable to such parties by the Company or any of its Subsidiaries; provided that any management fees received by such parties in excess of those contemplated in the management agreement between the Sponsor and the Company (including any stipulated or specified increases increase mechanisms) shall be included in Sponsor Return.

Section 1.18. Sponsor Return

"Sponsor Return" shall mean, on any given date, all cash proceeds actually received, directly or indirectly, by the Sponsor after the Closing Date, including the receipt of any cash dividends or other cash distributions thereon, on a per Share, fully diluted basis, in an amount that equals or exceeds the product of 2.5 and the Base Price. For the avoidance of doubt, (a) any calculation of Sponsor Return will for purposes of Section 3.1(d) be calculated solely with respect to Sponsor Shares actually sold or otherwise disposed of in the applicable transaction, and (b) Sponsor Return will not be calculated taking into account the receipt by the Sponsor or any of its affiliates of any management, monitoring, transaction or other fees payable to such parties by the Company or any of its Subsidiaries; provided that any management fees received by such parties in excess of those contemplated in the management agreement between the Sponsor and the Company (including any stipulated or specified increases increase mechanisms) shall be included in Sponsor Return.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. - Grant of Options

For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee the following Stock Options: (a) the Time Option and (b) the Performance Option, in each case on the terms and conditions set forth in this Agreement.

Section 2.2. - Exercise Price

Subject to Section 2.4, the exercise price of the shares of Common Stock covered by the Option (the "Exercise Price") shall be equal to the Base Price.

Section 2.3. - No Guarantee of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions of, if any, the Optionee's employment agreement with the Company or offer letter provided by the Company to the Optionee.

Section 2.4. - Adjustments to Option

The Options shall be subject to the adjustment provisions of Sections 8 and 9 of the Plan, provided, however, that in the event of the payment of an extraordinary dividend by the Company to its stockholders, then: the Exercise Prices of the Options shall be reduced by the amount of the dividend paid, but only to the extent the Committee determines it to be permitted under applicable tax laws and not have adverse tax consequences to the Optionee under Section 409A of the Code; and, if such reduction cannot be fully effected due to such tax laws and it will not have adverse tax consequences to the Optionee, then the Company shall pay to the Optionee a cash payment, on a per Share basis, equal to the balance of the amount of the dividend not permitted to be applied to reduce the Exercise Price of the applicable Option as follows: (a) for each Share subject to a vested Option, immediately upon the date of such dividend payment; and (b), for each Share subject to an unvested Option, on the date on which such Option becomes vested and exercisable with respect to such Share.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1. - Commencement of Exercisability

(a) So long as the Optionee continues to be employed by the Company or any other Service Recipients, the Options shall become exercisable pursuant to the following schedules:

(i) Time Options. Each of the Time Options shall become vested and exercisable with respect to 20% of the Shares subject to each such Option on each of the first five anniversaries of January 1, 2010.

(ii) Performance Option. A portion of the Performance Options shall become eligible to vest and become exercisable in accordance with the vesting schedule and EBITDA Targets (each an "EBITDA Target") set forth in Schedule A attached hereto;

(b) Notwithstanding any of Section 3.1(a) above, upon the earlier occurrence of a Measurement Date:

(i) the Time Options shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Measurement Date (but only to the extent such Option has not otherwise terminated or become exercisable); and

(ii) the Performance Option shall (1) become immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Measurement Date (but only to the extent such Option has not otherwise terminated or become exercisable) if as a result of the event constituting the Measurement Date, (x) the Sponsor IRR is achieved on 100% of the Sponsors' aggregate investment, directly or indirectly, in the equity securities of the Company (the "Sponsor Shares") or (y) the Sponsor Return is earned on 100% of the Sponsor Shares and (2) become vested as to the percentage of the Shares of Common Stock subject to such Option immediately prior to a Measurement Date (but only to the extent such Option has not otherwise terminated or become exercisable) that will result in, as a result of the Measurement Date, (x) the achievement of the Sponsor IRR on 100% of the Sponsors' aggregate investment, directly or indirectly, in the equity securities of the Company (the "Sponsor Shares") or (y) the achievement of the Sponsor Return on 100% of the Sponsor Shares, in each case taking into account the vesting of such Shares of Common Stock subject to Option that so vest.

(iii) In the event that the Sponsors receive marketable securities in an event constituting a Measurement Date (including, in the case of a Liquidity Event following a Public Offering, shares of Common Stock), (1) Sponsor IRR and Sponsor Return shall be initially calculated at the time of the Measurement Date without regard to the value of the marketable securities so received and such resulting Sponsor Return and Sponsor IRR shall be used to determine vesting of Shares of Common Stock subject to Performance Options in accordance with Section 3.1(b)(ii) above; and (2) if the Sponsor Return and/or Sponsor IRR as calculated in (1) above do not result in 100% vesting of the outstanding exercisable Shares of Common Stock subject to such Option immediately prior to the Measurement Date, Sponsor Return and Sponsor IRR shall be recalculated upon each direct or indirect disposition of such marketable securities by the Sponsor for cash, discounting the cash received to determine its present value at the time of the Measurement Date. If such recalculated Sponsor IRR and/or Sponsor Return would have resulted in 100% vesting of all Shares of Common Stock subject to Performance Options at the time of the Measurement Date, then all such Options shall immediately vest; provided, however, that any Optionee whose Performance Options have been forfeited or cancelled between the occurrence of the Measurement Date and the subsequent vesting of such Performance Options, in accordance with this Section 3.1(b)(iii), shall be entitled to the difference between the price per Share paid in the Measurement Date and the strike price of the Performance Options that were so cancelled or forfeited.

(c) Notwithstanding the foregoing, no Option shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason and any Option, which is unexercisable as of the Optionee's termination of employment, shall immediately expire without payment therefor; provided that following a termination of employment of the Optionee by reason of the Optionee's death or Disability, or as result of a termination by the Company without Cause or a resignation by the Optionee with Good Reason, (i) the unvested Time Options that would have vested on the next anniversary of the Closing Date shall vest pro rata as determined by multiplying the number of Shares of Common Stock subject to Option that would have so vested by a fraction, the numerator of which corresponds to the number of completed months of employment since the anniversary of the Closing Date immediately preceding the date of the Optionee's termination of employment and the denominator of which is 12 (the "Time Pro Rata Fraction") and (ii) the unvested Performance Options shall immediately expire without payment therefor. For the avoidance of doubt, the numerator of the Time Pro Rata Fraction shall in all cases be a whole number.

Section 3.2. - Expiration of Option

Except as otherwise provided in Section 5 or 6 of the Management Stockholder's Agreement, the Optionee may not exercise the Options to any extent after the first to occur of the following events:

(a) The tenth anniversary of the Grant Date, as indicated on the Master Signature Page;

(b) The first anniversary of the date of the Optionee's termination of employment with the Company and all Service Recipients, if the Optionee's employment is terminated by reason of death or Disability (unless earlier terminated as provided in Section 3.2(h) below);

(c) Immediately upon the date of the Optionee's termination of employment by the Company and all Service Recipients for Cause;

(d) Immediately upon the date of the Optionee's termination of employment by the Company and all Service Recipients by the Optionee without Good Reason (except due to death or Disability);

(e) One hundred and eighty (180) days after the date of an Optionee's termination of employment by the Company and all Service Recipients without Cause (for any reason other than as set forth in Section 3.2(b));

(f) One hundred and eighty (180) days after the date of an Optionee's termination of employment with the Company and all Service Recipients by the Optionee for Good Reason;

(g) The date the Options are terminated pursuant to Section 5 or 6 of the Management Stockholder's Agreement; or

(h) At the discretion of the Company, if the Committee so determines pursuant to Section 9 of the Plan.

Notwithstanding the foregoing, the time periods set forth in this Section 3.2 shall not begin to run with respect to Performance Options that vest in accordance with Section 3.1(a)(ii) until the time at which the Board certifies the financial statements for the Company for the Fiscal Year immediately preceding the Fiscal Year in which, or for the Fiscal Year in which, termination of employment occurs.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1. - Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee (or his or her duly authorized legal representative) may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2. - Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3. - Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a) Notice in writing signed by the Optionee or the other person then entitled to exercise an Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) (i) Full payment (in cash or by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised or (ii) indication that the Optionee elects to have the number of Shares that would otherwise be issued to the Optionee reduced by a number of Shares having an equivalent Fair Market Value to the payment that would otherwise be made by Optionee to the Company pursuant to clause (i) of this subsection (b);

(c) Full payment (in cash or by check or by a combination thereof) to satisfy the minimum withholding tax obligation with respect to which such Option or portion thereof is exercised, unless the Committee permits the Optionee to elect to have the number of Shares that would otherwise be issued to the Optionee reduced by a number of Shares having an equivalent Fair Market Value to the payment that would otherwise be made by Optionee to the Company in respect of such tax obligation, such permission not to be unreasonably withheld by the Committee;

(d) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations; and

(e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (d) above and the agreements herein. The written representation and agreement referred to in subsection (d) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4. - Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased (if certified, or if not certified, register the issuance of such shares on its books and records) upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(b) The execution by the Optionee of the Management Stockholder's Agreement and a Sale Participation Agreement; and

(c) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

Section 4.5. - Rights as Stockholder

Except as otherwise provided in Section 2.4 of this Agreement, the holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Options or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder or the Shares have otherwise been recorded in the records of the Company as owned by such holder.

ARTICLE V

MISCELLANEOUS

Section 5.1. - Option Not Transferable

Neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.2. - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to him. Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.2. Any notice shall have been deemed duly given when (i) delivered in person, (ii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier.

Section 5.3. - Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

Section 5.4. - Applicability of Plan, Management Stockholder's Agreement and Sale Participation Agreement

The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan, the Management Stockholder's Agreement and a Sale Participation Agreement, to the extent applicable to the Options and such Shares.

Section 5.5. - Amendment

Subject to Section 10 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.6. - Governing Law

The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.7. - Arbitration

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place within the New York, New York metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator's reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator.

[Signatures on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

FIRST DATA HOLDINGS INC.

By: ________________________

Title: ________________________

Option Grants:

Aggregate number of shares of Common Stock

for which the Time Option granted hereunder is

exercisable:

Aggregate number of shares of Common Stock

for which the Performance Option

granted hereunder is exercisable:

Grant Date: _________, 200__

OPTIONEE:

________________________

Name:

________________________

Address

________________________

[Signature Page of Stock Option Agreement]

Schedule A

Performance Targets

The below vesting schedule is based on the Company's achievement of the corresponding EBITDA Target in any Fiscal Year commencing January 1, 2010 and ending on or before December 31, 2013.

EBITDA Target	Vesting
$2.8B	25%
$3.1B	75%
$3.4B	100%

"EBITDA" shall mean earnings before interest, taxes, depreciation and amortization (excluding any transaction, management and/or similar fees paid to the Sponsor and/or its Affiliates, and earnings from the IPS business), as previously provided by the Sponsor to the officers of the Company. The Board shall, fairly and appropriately, adjust the calculation of EBITDA to reflect, to the extent not contemplated in the Sponsor projections, the following: acquisitions, divestitures, non-recurring costs required to achieve cost saving initiatives, non-cash compensation expense and any change required by GAAP relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the Board in good faith determines require adjustment of EBITDA. The Board's determination of such adjustment shall be based on the Company's accounting as set forth in its books and records and on the financial plan of the Company pursuant to which the Annual Performance Targets were originally established.

If the Company makes an acquisition in any year, the EBITDA Target will be adjusted, fairly and appropriately, by the amount of EBITDA in the plan for the target presented to the Board at the time the acquisition is approved by the Board. The EBITDA Target will also be fairly and appropriately adjusted by the Board, in consultation with management, to the extent not contemplated in the plan for the following: any divestitures, major capital investment programs, any change required by GAAP relating to share-based compensation or other changes in GAAP promulgated by accounting standard setters. In the event that any of the foregoing action is taken, such adjustment shall be only the amount deemed reasonably necessary by the Board, in the exercise of its good faith judgment, after consultation of the Company's accountants, to accurately reflect the direct and measurable effect such event has on such EBITDA Target. The intent of such adjustments is to keep the probability of achieving the EBITDA Target the same as if the event triggering such adjustment had not occurred. The Board's determination of such necessary adjustment shall be made within 60 days following the completion or closing of such event, and shall be based on the Company's accounting as set forth in its books and records and on the Company's financial plan pursuant to which the EBITDA Target was originally established.